Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact: Dave Spille VP, Investor Relations Deltek, Inc. 703.885.9423 davespille@deltek.com	Media Relations Contact: Warren Brown VP, Strategic Communications Deltek, Inc. 703.885.9746 warrenbrown@deltek.com

DELTEK REPORTS Q4 LICENSE REVENUE OF $27 MILLION

AND TOTAL REVENUE OF $77 MILLION

Fourth Quarter GAAP Net Income Increases 12%

HERNDON, Va. – February 20, 2008 – Deltek, Inc. (Nasdaq: PROJ), the leading provider of enterprise applications software for project-focused businesses, today announced financial results for its fourth quarter and full year ended December 31, 2007.

Fourth Quarter 2007 Results

License revenue for the fourth quarter was $27.1 million, an increase of 15% from the fourth quarter of 2006, a new Company record. For the quarter, consulting services revenue increased 8% to $22.3 million, and maintenance and support revenue increased 21% to $27.4 million from the prior year period. Total revenue for the fourth quarter increased 15% from the fourth quarter of 2006 to $77.0 million, also a new Company record.

Non-GAAP net income for the fourth quarter increased 22% to $9.2 million, or $0.21 per diluted share, compared to $7.6 million, or $0.19 per diluted share, in the fourth quarter of 2006. Non-GAAP net income excludes the net-of-tax impact of stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets and New Mountain Capital fees.

GAAP net income for the fourth quarter of 2007 increased 12% to $7.1 million, compared to $6.4 million in the fourth quarter of 2006. Diluted earnings per share was $0.16 in the fourth quarter of both 2007 and 2006, primarily as a result of additional shares issued in the Company’s November 2007 initial public offering offset by the increase in GAAP net income during the quarter.

Full-Year 2007 Results

License revenue for 2007 was $87.1 million, an increase of 16% over 2006. 2007 consulting services revenue increased 25% to $83.4 million, and maintenance and support revenue increased 24% to $102.9 million over 2006. Total revenue for 2007 increased 22% from 2006 to $278.2 million.

Non-GAAP net income for 2007 increased 43% to $29.5 million, or $0.71 per diluted share, compared to $20.6 million, or $0.51 per diluted share, in 2006.

Full-year 2007 GAAP net income increased 47% to $22.5 million, or $0.54 per diluted share, compared to $15.3 million, or $0.38 per diluted share, in 2006.

For details regarding the reconciliation of GAAP to non-GAAP financial measures, please refer to the reconciliation tables included in this press release.

“Our strong Q4 performance was driven by growing demand for our comprehensive suite of solutions for project-based organizations,” said Kevin Parker, president and CEO of Deltek. “Looking back over 2007, it was a very successful year for Deltek. We saw 22% growth in our total revenue driven by 16% growth in our full year license revenue, delivered new versions of our solutions and significantly expanded our presence internationally. The market response to our strategy, coupled with our focus on our strategic initiatives, makes us confident in our outlook for 2008.”

Key Developments

•

Deltek recently launched Vision 5.1 – the latest version of its industry-leading software solution for project-focused professional services firms. Utilizing the innovative business intelligence capabilities of Microsoft SQL Server, Vision 5.1 takes analytical reporting to a whole new level by consolidating project and general ledger data into flexible views that can be tailored to a user’s needs. With the adoption of Vision 5.1, professional services firms can drive increased operational efficiency and gain greater insight into the financial health of their organizations.

•

Deltek recently expanded its senior leadership team by hiring Taylor Macdonald as the Vice President of Worldwide Channels and Sales Alliances. In this new position, Macdonald will be responsible for driving the further expansion of Deltek’s global channel and alliance operations. Macdonald brings over 19 years of experience to Deltek and, among many accolades he has received, has been named one of the “Top 100 Most Influential People” in the accounting profession by Accounting Today.

•

To further accelerate the Company’s international presence, Deltek recently announced a reseller agreement with Wilde FEA Ltd., a leading U.K.-based engineering consulting company. Wilde will be a key business partner responsible for selling and supporting Deltek’s Vision enterprise software solution into the architectural and engineering markets. This move follows Wilde’s own successful implementation of Vision and is consistent with Deltek’s commitment to extend its partner network and offerings into the U.K. and other European markets.

•

Deltek continues to build a strong presence in the Canadian market. Challenger Geomatics Ltd., based in Edmonton, Canada, recently moved to Deltek Vision to dramatically streamline its accounting and planning processes. Challenger Geomatics provides innovative professional land surveying services throughout Canada and the world to a wide range of industries including oil and gas, construction and local government entities.

•

Deltek received CustomerSat’s 2007 Achievement in Customer Excellence (ACE)™ Award for “Customer Support Satisfaction.” Deltek received this award for demonstrating industry-leading customer service throughout 2007.

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Conference Call Information

Deltek will host a conference call at 5:00 p.m. Eastern Standard Time today to discuss the Company’s fourth quarter and full-year results. To access this call, dial 1-877-381-6419 in North America and 1-706-643-9496 outside North America. The conference call also will be available via webcast at http://investor.deltek.com. A replay of this call will be available through February 27, 2008. To access this replay, dial 1-800-642-1687 in North America and 1-706-645-9291 outside North America. The confirmation number is 30713090.

About Deltek

Deltek (NASDAQ: PROJ) is the leading provider of enterprise applications software designed specifically for project-focused businesses. For more than two decades, our software applications have enabled organizations to automate mission-critical business processes around the engagement, execution and delivery of projects. More than 12,000 customers worldwide rely on Deltek to measure business results, optimize performance, streamline operations and win new business. For more information, visit www.deltek.com.

Use of Non-GAAP Financial Measures

This press release and the related conference call described above contain certain non-GAAP financial measures, including non-GAAP net income. Information about other non-GAAP financial measures that are referred to in the related conference call may be accessed on the Company’s website at http://investor.deltek.com.

The Company defines non-GAAP net income as GAAP net income before the net-of-tax impact of stock-based compensation, retention payments associated with the Company’s 2005 recapitalization, amortization of acquired intangible assets and New Mountain Capital fees.

The Company believes that the presentation of these non-GAAP financial measures provides useful information to its investors and lenders because these measures enhance their overall understanding of the Company’s financial performance and the prospects for the future of the Company’s ongoing business operations. The Company believes that by reporting these measures, it provides insight and consistency in its financial reporting and presents a basis for comparison of its business operations between current, past and future periods. In addition, the measures provide a basis for the Company to compare its financial results to those of other comparable publicly traded companies and are used by its management team to plan and forecast its business.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance which are prepared in accordance with U.S. GAAP and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP financial measures, which are set forth below and on our website.

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Forward-Looking Statements

This press release and related conference call contain forward-looking statements that involve substantial risks and uncertainties. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There will be events in the future, however, that we are not able to predict accurately or control. Our actual results may differ materially from the expectations we describe in our forward-looking statements. Factors or events that could cause our actual results to materially differ may emerge from time to time, and it is not possible for us to accurately predict all of them. Before you invest in our common stock, you should be aware that the occurrence of any such event or of any of the additional events described as risk factors in the Company’s filings with the Securities and Exchange Commission could have a material adverse effect on our business, results of operation and financial position. Any forward-looking statement made by us in this press release or related conference call speaks only as of the date on which we make it. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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DELTEK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
REVENUES:
Software license fees	$27,119	$23,543	$87,118	$74,958
Consulting services	22,307	20,727	83,353	66,573
Maintenance and support services	27,440	22,623	102,903	83,172
Other revenues	153	239	4,872	3,565

Total revenues	77,019	67,132	278,246	228,268

COST OF REVENUES:
Cost of software license fees	1,852	1,922	7,855	6,867
Cost of consulting services	19,796	16,128	72,559	54,676
Cost of maintenance and support services	5,210	4,151	17,387	15,483
Cost of other revenues	89	214	5,276	4,634

Total cost of revenues	26,947	22,415	103,077	81,660

GROSS PROFIT	50,072	44,717	175,169	146,608

Research and development	11,272	10,457	42,925	37,293
Sales and marketing	13,098	11,436	45,299	37,807
General and administrative	8,895	7,787	30,619	26,622

Operating expenses	33,265	29,680	118,843	101,722

INCOME FROM OPERATIONS	16,807	15,037	56,326	44,886
Interest income	95	54	295	397
Interest expense	(4,520)	(4,647)	(18,493)	(20,098)
Other (expense) income, net	(137)	57	(132)	82

INCOME BEFORE INCOME TAXES	12,245	10,501	37,996	25,267
Income tax expense	5,120	4,134	15,477	9,969

NET INCOME	$7,125	$6,367	$22,519	$15,298

EARNINGS PER SHARE
Basic	$0.17	$0.16	$0.56	$0.39

Diluted	$0.16	$0.16	$0.54	$0.38

COMMON SHARES AND EQUIVALENTS OUTSTANDING
Basic weighted average shares	41,828	39,430	40,037	39,332

Diluted weighted average shares	43,281	40,382	41,617	40,262

DELTEK, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	December 31,
	2007	2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,091	$6,667
Accounts receivable, net of allowance of $2,866 and $1,960 at December 31, 2007 and December 31, 2006, respectively	55,663	39,987
Deferred income taxes	5,027	6,961
Prepaid expenses and other current assets	5,604	4,771

TOTAL CURRENT ASSETS	83,385	58,386

PROPERTY AND EQUIPMENT, NET	13,575	8,576
CAPITALIZED SOFTWARE DEVELOPMENT COSTS, NET	2,399	3,480
LONG-TERM DEFERRED INCOME TAXES	354	—
INTANGIBLE ASSETS, NET	13,132	16,169
GOODWILL	50,082	44,519
OTHER ASSETS	3,253	3,358

TOTAL ASSETS	$166,180	$134,488

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Current portion of long-term debt	$498	$20,150
Accounts payable and accrued expenses	31,810	28,671
Accrued liability for redemption of stock in recapitalization	569	5,349
Deferred revenues	22,046	26,612
Income taxes payable	729	166

TOTAL CURRENT LIABILITIES	55,652	80,948

LONG-TERM DEBT	192,815	210,375
LONG-TERM DEFERRED INCOME TAXES	—	3,760
OTHER TAX LIABILITIES	551	—
OTHER LONG-TERM LIABILITIES	3,350	3,470

TOTAL LIABILITIES	252,368	298,553

SHAREHOLDERS’ DEFICIT:
Preferred stock, $0.001 par value—authorized, 5,000,000 shares; issued and outstanding, 0 and 100 shares at December 31, 2007 and December 31, 2006, respectively	—	—
Common stock, $0.001 par value—authorized, 200,000,000 shares; issued and outstanding, 43,046,523 and 39,405,993 shares at December 31, 2007 and December 31, 2006, respectively	43	39
Class A common stock, $0.001 par value—authorized, 100 shares; issued and outstanding, 100 and 0 shares at December 31, 2007 and December 31, 2006, respectively	—	—
Additional paid-in capital	167,527	112,350
Accumulated deficit	(253,424)	(275,943)
Accumulated other comprehensive income	(334)	(511)

TOTAL SHAREHOLDERS’ DEFICIT	(86,188)	(164,065)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$166,180	$134,488

DELTEK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,519	$15,298
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	2,419	2,052
Depreciation and amortization	9,241	8,097
Amortization of debt issuance costs	1,096	3,048
Stock-based compensation expense	6,134	1,686
Employee stock purchase plan expense	35	—
Stock issued in lieu of director’s fees	—	20
Loss on disposal of fixed assets	214	28
Deferred income taxes	(2,464)	1,874
Change in assets and liabilities:
Accounts receivable, net	(17,586)	(17,708)
Prepaid expenses and other assets	(1,794)	2,980
Accounts payable and accrued expenses	3,343	8,662
Interest payable on shareholder notes	—	(5,467)
Income taxes payable	2,544	294
Excess tax benefit from stock option exercises	(1,759)	—
Other tax liabilities	21	—
Other long-term liabilities	(120)	661
Deferred revenues	(4,748)	(3,083)

Net Cash Provided by Operating Activities	19,095	18,442

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(6,101)	(32,769)
Purchase of property and equipment	(9,055)	(4,671)
Capitalized software development costs	(412)	(856)

Net Cash Used in Investing Activities	(15,568)	(38,296)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	87	1,051
Sale of common stock in initial public offering, net of offering costs	42,991	—
Proceeds from exercise of stock options	3,950	12
Excess tax benefit from stock option exercises	1,759	7
Redemption of stock and shareholder payments in recapitalization	(4,780)	(7,038)
Proceeds from the issuance of debt	22,500	125,000
Debt issuance costs	—	(1,312)
Repayment of debt	(59,712)	(108,900)

Net Cash Provided by Financing Activities	6,795	8,820

IMPACT OF FOREIGN EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	102	22

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,424	(11,012)
CASH AND CASH EQUIVALENTS––Beginning of year	6,667	17,679

CASH AND CASH EQUIVALENTS––End of year	$17,091	$6,667

DELTEK, INC.

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net Income (GAAP Basis)	$7,125	$6,367	$22,519	$15,298
NMC Advisory and Transaction Fees	—	125	250	2,500
Stock-based Compensation	2,258	579	6,134	1,686
Recapitalization Retention Expense	122	158	724	807
Depreciation	855	708	3,271	2,484
Amortization	1,427	1,481	5,970	5,613
Interest Expense, net	4,425	4,593	18,198	19,701
Income Tax Expense	5,120	4,134	15,477	9,969

Adjusted EBITDA	$21,332	$18,145	$72,543	$58,058

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Net Income (GAAP Basis)	$7,125	$6,367	$22,519	$15,298
Income Tax Expense	5,120	4,134	15,477	9,969

Pre-Tax Income (GAAP Basis)	$12,245	$10,501	$37,996	$25,267
Adjustments:
NMC Advisory and Transaction Fees	—	125	250	2,500
Stock-based Compensation	2,258	579	6,134	1,686
Recapitalization Retention Expense	122	158	724	807
Amortization of Acquired Intangibles	1,108	1,096	4,477	3,793

Adjusted Pre-Tax Income	15,733	12,459	49,581	34,053

Less: Adjusted Income Tax Expense	6,494	4,905	20,041	13,431

Non-GAAP Net Income	$9,239	$7,554	$29,540	$20,622

Non-GAAP Earnings Per Share (diluted)	$0.21	$0.19	$0.71	$0.51

Weighted Average Shares	43,281	40,382	41,617	40,262

STOCK-BASED COMPENSATION AND RECAPITALIZATION RETENTION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Cost of Software License Fees	$1	$—	$3	$2
Cost of Consulting Services	406	131	1,239	395
Cost of Maintenance and Support Services	268	28	396	114
Research and Development	447	190	1,543	697
Sales and Marketing	416	148	1,269	474
General and Administrative	842	240	2,408	811

Total	$2,380	$737	$6,858	$2,493

AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Cost of Software License Fees	$430	$426	$1,712	$1,144
Cost of Consulting Services	19	—	59	—
Research and Development	—	—	160	300
Sales and Marketing	640	652	2,473	2,317
General and Administrative	19	18	73	32

Total	$1,108	$1,096	$4,477	$3,793

AMORTIZATION AND DEPRECIATION EXPENSES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006
Cost of Software License Fees	$751	$811	$3,214	$2,964
Cost of Consulting Services	301	240	1,108	844
Cost of Maintenance and Support Services	105	78	368	273
Research and Development	217	206	1,039	1,020
Sales and Marketing	799	773	3,059	2,741
General and Administrative	109	81	453	255

Total	$2,282	$2,189	$9,241	$8,097